Exhibit 1.01

Colgate-Palmolive Company
Conflict Minerals Report
for the Year Ended December 31, 2014

This Conflict Minerals Report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 relating to “conflict minerals” (the “Rule”). For purposes of the Rule, “conflict minerals” are limited to cassiterite, columbite-tantalite, wolframite and gold, including their derivatives, which are limited to tin, tantalum and tungsten.

Introduction

Colgate-Palmolive Company (the “Company”) is a leading consumer products company whose products are marketed in over 200 countries and territories throughout the world. As a result of the Company’s global operations, its supply chain sources materials, finished products and services globally and from a large number of suppliers worldwide. The Company does not typically source any minerals, including conflict minerals, directly from mines, smelters or refiners and is several supply chain levels removed from these market activities.

The Company manufactures and markets a wide array of oral care, personal care, home care and pet nutrition products. As required by the Rule, the Company has conducted a review of its products to determine whether they contain conflict minerals that are necessary to their functionality or production. Only a small number of the Company’s products were determined to contain necessary conflict minerals. The Company determined that necessary conflict minerals were contained in components of its electric and battery toothbrushes.

Reasonable Country of Origin Inquiry

As required by the Rule, the Company conducted a reasonable country of origin inquiry into its supply chain to determine whether any of the conflict minerals contained in its products originated in the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”).

Supplier Survey

The Company identified its materials that contain necessary conflict minerals by searching its product formula database and interviewing internal product ingredient experts. The Company also identified contract manufactured products for which the Company did not have sufficient internal information to determine whether the products contain necessary conflict minerals and which the Company determined had the potential to contain metals. The Company sent each of the suppliers of these materials and products a survey requesting it to certify, among other things:

(1)	the name of each material or finished product it supplied to the Company during 2014;
(2)	whether such material or finished product contained conflict minerals and, if so, the type of conflict minerals;
(3)	whether the conflict minerals were all sourced from recycled or scrap materials;
(4)	whether the conflict minerals originated in a Covered Country;
(5)	the country of origin of such conflict minerals; and

(6)	additional details regarding the basis for the information provided, including the due diligence steps taken by the supplier.

Results of Survey

The Company received responses from approximately 94% of the surveyed suppliers. Certain of the surveyed suppliers indicated that they sourced conflict minerals from smelters certified as “conflict-free” under the Conflict-Free Sourcing Program which source conflict minerals from the Covered Countries. None of the Company’s other surveyed suppliers indicated that they sourced conflict minerals from the Covered Countries. However, several of the surveyed suppliers were unable to gather complete data regarding the origin of the conflict minerals in their supply chains.

Due Diligence Process

The Company has exercised due diligence on its supply chain, with the goal of determining that the necessary conflict minerals contained in its products did not directly or indirectly finance or benefit armed groups in the Covered Countries. The Company designed its due diligence process to comply in all substantive respects to the framework set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”).

The Company performed the following due diligence steps:

(1)	Establish strong company management systems
•	The Company has adopted a conflict minerals policy, which includes information on how to contact the Company for further information and/or to report concerns. The policy is available in the “Sustainability” section of the Company’s website at http://www.colgatepalmolive.com.
•	The Company has established a team comprised of employees from its Procurement, Legal and Sustainability departments to design and implement its conflict minerals compliance efforts with senior executive level support and oversight.
•	The Company has provided background information and training on the Rule to employees involved in its conflict minerals compliance efforts.
•	The Company requested relevant suppliers to identify the smelters/refiners and mines of origin of the conflict minerals in their materials or products.
•	The Company requires that conflict materials documentation be retained for six years pursuant to the Company’s document retention policy.

(2)	Identify and assess risks in the supply chain
•	As described above under “Reasonable Country of Origin Inquiry,” the Company sent surveys to relevant suppliers in order to identify the sources of the conflict minerals in its supply chain.
•	In order to determine the mine or location of origin of the conflict minerals in the Company’s supply chain with the greatest possible specificity, the Company also requested from each of these suppliers, to the extent available, a list of the smelters and refiners that produced the supplier’s conflict minerals and a list of the mines where the conflict minerals were sourced.
•	The Company reviewed the supplier responses for inconsistent and/or incomplete responses that might indicate a potential risk.
•	The Company compared the smelters and refiners identified by the responding suppliers against the list of facilities that have received a “conflict-free” designation under the Conflict-Free Smelter Program.

(3)	Design and implement a strategy to respond to identified risks

The Company implemented a risk management plan designed to identify, monitor and mitigate identified risks. Elements of the plan included:

•	providing updates to senior management in the finance, supply chain and legal functions;
•	sending corrective action follow-up notices to suppliers who provided incomplete and/or inconsistent responses to the Company’s information requests;
•	informing relevant suppliers about the Company’s conflict minerals policy; and
•	encouraging suppliers who provided inconsistent or incomplete responses to improve their due diligence practices and/or utilize conflict-free smelters, in accordance with the Company’s conflict minerals policy.

(4)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

The Company does not conduct audits of smelters and refiners. The Company relies on the Conflict Free Sourcing Program to audit smelters and refiners that may be in the Company’s supply chain.

(5)	Report on supply chain due diligence

This Conflict Minerals Report and the Company’s Specialized Disclosure Report (Form SD) are available in the “For Investors” section of the Company’s website at http://www.colgatepalmolive.com. The reference to the Company’s website is provided for convenience only, and its contents are not incorporated by reference into this Conflict Minerals Report nor deemed filed with the U.S. Securities and Exchange Commission.

Smelters and Refiners

Attached as an Annex to this Conflict Minerals Report is an aggregated list of the smelters/refiners reported to the Company by its suppliers of conflict minerals. Some of the suppliers that provided this information did so either on a company or division level, and not in relation to specific products. Therefore, the Company is unable to determine whether many of these smelters/refiners are actually in the Company’s supply chain. None of the Company’s suppliers of conflict minerals provided information on the mines where the conflict minerals were sourced.

Ongoing Risk Mitigation Efforts

The Company is implementing an ongoing risk mitigation plan that is intended to strengthen its supply chain due diligence capability and traceability with respect to conflict minerals and reduce the risk that the sourcing of any conflict minerals benefits armed groups in the Covered Countries. The Company’s ongoing risk mitigation efforts are expected to include:

•	incorporating supplier contract language and/or terms and conditions that will require suppliers to cooperate with the Company’s conflict minerals compliance efforts;
•	incorporating the Company’s conflict minerals policy into the Company’s Third Party Code of Conduct; and
•	continuing to further enhance the Company’s supplier surveys and due diligence process, including by utilizing the Conflict-Free Sourcing Initiative supplier survey template.

Cautionary Statement on Forward-Looking Statements

This Conflict Minerals Report, including the description of the Company’s ongoing risk mitigation efforts, contains forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements are made on the basis of the Company’s views and expectations as of this time and the Company undertakes no obligation to update these statements except as required by law. The Company cautions investors that such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements due to factors such as the implementation of satisfactory traceability and other compliance measures by the Company’s direct and indirect suppliers on a timely basis or at all, whether smelters and refiners and other market participants responsibly source conflict minerals, internal and external resource restraints, and political and regulatory developments, whether in the Covered Countries, the United States or elsewhere.

Annex
Smelters and Refiners

	Smelter/Refiner	CFSI Smelter ID
1.	Kennecott Utah Copper
2.	Nighe Tin Non-Ferrous Metal
3.	A.L.M.T. Corp.	CID000004
4.	Aida Chemical Industries Co. Ltd.	CID000019
5.	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
6.	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
7.	AngloGold Ashanti Córrego do Sítio Minerção	CID000058
8.	Argor-Heraeus SA	CID000077
9.	Asahi Pretec Corporation	CID000082
10.	Kennametal Huntsville	CID000105
11.	Aurubis AG	CID000113
12.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
13.	Caridad	CID000180
14.	CCR Refinery – Glencore Canada Corporation	CID000185
15.	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
16.	Chimet S.p.A.	CID000233
17.	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
18.	Chugai Mining	CID000264
19.	CNMC (Guangxi) PGMA Co. Ltd.	CID000278
20.	Alpha	CID000292
21.	Cooper Santa	CID000295

22.	CV JusTindo	CID000307
23.	CV Makmur Jaya	CID000308
24.	CV Serumpun Sebalai	CID000313
25.	CV United Smelting	CID000315
26.	Daejin Indus Co. Ltd	CID000328
27.	Do Sung Corporation	CID000359
28.	Dowa	CID000401
29.	Duoluoshan	CID000410
30.	Eco-System Recycling Co., Ltd.	CID000425
31.	EM Vinto	CID000438
32.	Fenix Metals	CID000468
33.	FSE Novosibirsk Refinery	CID000493
34.	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CID000538
35.	Global Advanced Metals	CID000564
36.	Global Tungsten & Powders Corp.	CID000568
37.	Heimerle + Meule GmbH	CID000694
38.	Heraeus Ltd. Hong Kong	CID000707
39.	Heraeus Precious Metals GmbH & Co. KG	CID000711
40.	Huichang Jinshunda Tin Co. Ltd	CID000760
41.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
42.	Hwasung CJ Co. Ltd	CID000778
43.	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
44.	Ishifuku Metal Industry Co., Ltd.	CID000807
45.	Japan New Metals Co., Ltd.	CID000825
46.	Jiangxi Copper Company Limited	CID000855
47.	Jiangxi Nanshan	CID000864

48.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
49.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
50.	Johnson Matthey Ltd	CID000924
51.	JX Nippon Mining & Metals Co., Ltd.	CID000937
52.	Kennametal Fallon	CID000966
53.	Kojima Chemicals Co., Ltd	CID000981
54.	Korea Metal Co. Ltd	CID000988
55.	Linwu Xianggui Smelter Co	CID001063
56.	China Tin Group Co., Ltd.	CID001070
57.	LS-NIKKO Copper Inc.	CID001078
58.	Malaysia Smelting Corporation (MSC)	CID001105
59.	Materion	CID001113
60.	Matsuda Sangyo Co., Ltd.	CID001119
61.	Metallo Chimique	CID001143
62.	Metalor Technologies (Hong Kong) Ltd	CID001149
63.	Metalor Technologies SA	CID001153
64.	Metalor USA Refining Corporation	CID001157
65.	Mineração Taboca S.A.	CID001173
66.	Minsur	CID001182
67.	Mitsubishi Materials Corporation	CID001188
68.	Mitsubishi Materials Corporation	CID001191
69.	Mitsui Mining and Smelting Co., Ltd.	CID001193
70.	Navoi Mining and Metallurgical Combinat	CID001236
71.	Nihon Material Co. LTD	CID001259
72.	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
73.	Novosibirsk Integrated Tin Works	CID001305
74.	Ohio Precious Metals, LLC	CID001322

75.	Ohura Precious Metal Industry Co., Ltd	CID001325
76.	OMSA	CID001337
77.	PT Alam Lestari Kencana	CID001393
78.	PT Artha Cipta Langgeng	CID001399
79.	PT Babel Inti Perkasa	CID001402
80.	PT Babel Surya Alam Lestari	CID001406
81.	PT Bangka Kudai Tin	CID001409
82.	PT Bangka Putra Karya	CID001412
83.	PT Bangka Tin Industry	CID001419
84.	PT Belitung Industri Sejahtera	CID001421
85.	PT BilliTin Makmur Lestari	CID001424
86.	PT Bukit Timah	CID001428
87.	PT DS Jaya Abadi	CID001434
88.	PT Eunindo Usaha Mandiri	CID001438
89.	PT Fang Di MulTindo	CID001442
90.	PT HP Metals Indonesia	CID001445
91.	PT Koba Tin	CID001449
92.	PT Mitra Stania Prima	CID001453
93.	PT Prima Timah Utama	CID001458
94.	PT REFINED BANGKA TIN	CID001460
95.	PT Sariwiguna Binasentosa	CID001463
96.	PT Stanindo Inti Perkasa	CID001468
97.	PT Sumber Jaya Indah	CID001471
98.	PT Tambang Timah	CID001477
99.	PT Timah (Persero), Tbk	CID001482
100.	PT Pelat Timah Nusantara Tbk	CID001486

101.	PT Tinindo Inter Nusa	CID001490
102.	PT Yinchendo Mining Industry	CID001494
103.	Rand Refinery (Pty) Ltd	CID001512
104.	Royal Canadian Mint	CID001534
105.	Sabin Metal Corp.	CID001546
106.	SAMWON METALS Corp.	CID001562
107.	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CID001622
108.	Solar Applied Materials Technology Corp.	CID001761
109.	Sumitomo Metal Mining Co., Ltd.	CID001798
110.	Tanaka Kikinzoku Kogyo K.K.	CID001875
111.	Thaisarco	CID001898
112.	The Great Wall Gold and Silver Refinery of China	CID001909
113.	The Refinery of Shandong Gold Mining Co. Ltd	CID001916
114.	Tokuriki Honten Co., Ltd	CID001938
115.	Torecom	CID001955
116.	Ulba	CID001969
117.	Umicore SA Business Unit Precious Metals Refining	CID001980
118.	United Precious Metal Refining, Inc.	CID001993
119.	Valcambi SA	CID002003
120.	Western Australian Mint trading as The Perth Mint	CID002030
121.	White Solder Metalurgia e Mineração Ltda.	CID002036
122.	Wolfram Bergbau und Hütten AG	CID002044
123.	Wolfram Company CJSC	CID002047
124.	Xiamen Tungsten Co., Ltd.	CID002082
125.	Yokohama Metal Co Ltd	CID002129
126.	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158

127.	Yunnan Tin Company, Ltd.	CID002180
128.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
129.	Zijin Mining Group Co. Ltd	CID002243
130.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
131.	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
132.	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
133.	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
134.	H.C. Starck GmbH	CID002541
135.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551